[ARTICLE] 5
[LEGEND]
Registrant is a limited partnership which invests in a real estate joint venute. In accordance with industry practice, its balance sheet is unclassified. For full information, refer to the accompanying unaudited financial statements.
[/LEGEND]

[PERIOD-TYPE]                   6-MOS
[FISCAL-YEAR-END]                          DEC-31-2000
[PERIOD-END]                               JUN-30-2000
[CASH]                                       2,081,626
[SECURITIES]                                         0
[RECEIVABLES]                                   20,366
[ALLOWANCES]                                         0
[INVENTORY]                                          0
[CURRENT-ASSETS]                                     0
[PP&E]                                               0
[DEPRECIATION]                                       0
[TOTAL-ASSETS]                              16,342,483<F1>
[CURRENT-LIABILITIES]                                0
[BONDS]                                              0
[PREFERRED-MANDATORY]                                0
[PREFERRED]                                          0
[COMMON]                                             0
[OTHER-SE]                                  16,252,980<F2>
[TOTAL-LIABILITY-AND-EQUITY]                16,342,483<F3>
[SALES]                                              0
[TOTAL-REVENUES]                               648,314<F4>
[CGS]                                                0
[TOTAL-COSTS]                                        0
[OTHER-EXPENSES]                                36,714
[LOSS-PROVISION]                                     0<F5>
[INTEREST-EXPENSE]                                   0
[INCOME-PRETAX]                                611,600
[INCOME-TAX]                                         0
[INCOME-CONTINUING]                            611,600
[DISCONTINUED]                                       0
[EXTRAORDINARY]                                      0
[CHANGES]                                            0
[NET-INCOME]                                   611,600
[EPS-BASIC]                                       3.18<F6>
[EPS-DILUTED]                                        0

<F1>In addition to cash and receivables, total assets include an investment in unconsolidated partnership of $14,240,491.
<F2>Represents partners' capital.
<F3>Liabilities include accounts payable and other liabilities of $89,503.
<F4>Total revenue includes equity in earnings of unconsolidated partnership of $583,993 and other revenue of $64,321.
<F5>Other expenses consist of general and administrative expenses.
<F6>Represent net income per Unit of limited partnership interest.